UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2025

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On February 11, 2025, Flowers Foods, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of the Company’s (i) 5.750% Senior Notes due 2035 (the “2035 Notes”) and (ii) 6.200% Senior Notes due 2055 (the “2055 Notes” and, together with the 2035 Notes, the “Notes”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Company intends to use the net proceeds of the offering, together with cash on hand, (i) to fund the cash consideration for its pending acquisition of Purposeful Foods Holdings, Inc., the parent company of Simple Mills, Inc. (the “Simple Mills Acquisition”), (ii) to pay fees and expenses related to the Simple Mills Acquisition and the offering, and (iii) for general corporate purposes.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company. They have received customary fees and commissions for these transactions. Additionally, an affiliate of each of BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, Wells Fargo Securities, LLC and Rabo Securities USA, Inc. are parties to and lenders under the Company’s new revolving credit facility. An affiliate of Regions Bank, the Series Trustee (as defined below) for the Notes, is also a party to and lender under the Company’s new revolving credit facility. The Company’s new revolving credit facility was negotiated on an arms’ length basis and contains customary terms pursuant to which the lenders receive customary fees. Regions Securities LLC, one of the underwriters participating in the offering, is an affiliate of Regions Bank, the Series Trustee for the Notes.

The Notes were issued under an indenture, dated as of April 3, 2012 (the “Base Indenture”), by and between the Company, as issuer, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, as amended and supplemented from time to time, including without limitation, pursuant to an Officer’s Certificate, dated February 14, 2025 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), establishing the specific terms and forms of the Notes, each as a new series of securities under the Indenture, and appointing Regions Bank to serve as series trustee with respect to the Notes (the “Series Trustee”). The Officer’s Certificate, the form of 2035 Note, and the form of 2055 Note are attached hereto as Exhibit 4.2, Exhibit 4.3, and Exhibit 4.4, respectively.

The Company will pay interest on the 2035 Notes on each March 15 and September 15, beginning on September 15, 2025. The 2035 Notes will mature on March 15, 2035. Prior to December 15, 2034, the Company may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at the redemption prices described in the Officer’s Certificate, plus accrued and unpaid interest thereon to, but excluding, the redemption date. On or after December 15, 2034, the Company may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of 2035 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Company will pay interest on the 2055 Notes on each March 15 and September 15, beginning on September 15, 2025. The 2055 Notes will mature on March 15, 2055. Prior to September 15, 2054, the Company may redeem the 2055 Notes at its option, in whole or in part, at any time and from time to time, at the redemption prices described in the Officer’s Certificate, plus accrued and unpaid interest thereon to, but excluding, the redemption date. On or after September 15, 2054, the Company may redeem the 2055 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of 2055 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Notes will be subject to a “special mandatory redemption” in the event that (i) the Simple Mills Acquisition is not consummated on or prior to the later of (x) April 7, 2025 (as such date may be extended in accordance with the merger agreement to October 7, 2025) (the “Termination Date”) or (y) the date that is five business days after any later date to which the parties to the merger agreement with respect to the Simple Mills Acquisition may agree to extend the Termination Date in the merger agreement, or (ii) the Company notifies the Series Trustee in writing that it will not pursue consummation of the Simple Mills Acquisition. Each of such events is referred to as a “special mandatory redemption event.” If a special mandatory redemption event occurs, the Company will be required to redeem the outstanding Notes of each series at the “special mandatory redemption price” equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date.

If the Company experiences a “change of control triggering event” (as defined in the Officer’s Certificate) with respect to a series of Notes, the Company will be required to make an offer to each holder of the Notes of such series to repurchase all or any part of such holder’s Notes of such series at a purchase price equal to 101% of the aggregate principal amount of the Notes of such series plus unpaid interest, if any, accrued to, but excluding, the date of repurchase, unless the Company has exercised its option to redeem the Notes of such series.

The Base Indenture and the Officer’s Certificate contain certain covenants that will, among other things, restrict the Company’s ability to: (i) incur certain debt secured by liens; (ii) engage in certain sale and leaseback transactions; and (iii) consolidate, merge or transfer all or substantially all of our assets. These covenants will be subject to significant exceptions.

The Indenture contains customary events of default, including: (i) failure to pay principal or premium, if any, on any Notes when due; (ii) failure to pay any interest on any Notes for 30 days after the interest becomes due; (iii) failure to comply with any non-payment covenant in the Indenture for 60 days after written notice thereof; (iv) certain defaults under any mortgage, indenture or instrument of the Company securing or evidencing the Company’s indebtedness; and (v) specified events of bankruptcy, insolvency or reorganization involving the Company or any significant subsidiary (or group of subsidiaries that, taken together, would constitute a significant subsidiary) of the Company.

If an event of default with respect to the Notes of either series resulting from specified events involving bankruptcy or insolvency occurs, the Indenture provides that the Notes of such series will become immediately due and payable without any further action or notice. If any other event of default occurs with respect to the Notes of either series and is continuing, the Indenture provides that either the Series Trustee or the holders of 25% in aggregate principal amount of the then outstanding Notes of such series may declare all such Notes of such series to be due and payable immediately.

The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, Indenture, Officer’s Certificate, Form of 2035 Note, and Form of 2055 Note, which are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 11, 2025, by and among Flowers Foods, Inc. and BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein

4.1	Indenture, dated as of April 3, 2012, by and between Flowers Foods, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) (incorporated by reference to Exhibit 4.1 to Flowers Foods’ Current Report on Form 8-K, dated April 3, 2012, File No. 1-16247)

4.2	Indenture Officer’s Certificate pursuant to Section 2.02 of the Indenture, dated February 14, 2025

4.3	Form of 5.750% Senior Notes due 2035

4.4	Form of 6.200% Senior Notes due 2055

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

Date: February 14, 2025	By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer

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